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                                                                    EXHIBIT 21



                                                     STATE OR
                                                     JURISDICTION
SUBSIDIARIES                                         OF INCORPORATION
------------                                         ----------------

Physicians Insurance Company of Ohio                 Ohio
Citation Insurance Company                           California
Summit Global Management, Inc.                       Ohio
Citation National Insurance Company                  California
Global Equity Corporation                            Toronto, Ontario, Canada
CLM Insurance Agency, Inc.                           California
Sequoia Insurance Company                            California
The Physicians Investment Company                    Ohio
Raven Development Company                            Ohio
The Professionals Insurance Company                  Ohio
American Physicians Life Insurance Company           Ohio
Living Benefit Administrators Agency, Inc.           Ohio